UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Blume Drive, Suite 500, Richmond, California	94806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 262-1730

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004, Neurobiological Technologies, Inc. (the “Company”) appointed Jonathan R. Wolter as its Vice President and Chief Financial Officer, effective December 15, 2004. Pursuant to the terms of his offer letter, Mr. Wolter will be compensated with an annual base salary of $235,000 and, upon commencement of employment, Mr. Wolter will receive an option to purchase 70,000 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant (the “Option”). The Option will be granted pursuant to the Company’s 2003 Equity Incentive Plan and will vest and become exercisable with respect to one-eighth of the underlying shares six months from the date of grant, and then with respect to 2.0833% of the underlying shares each month thereafter. Prior to his appointment as Chief Financial Officer, Mr. Wolter served as a consultant to the Company since July 2004, for which he was paid an aggregate sum of $66,640.

On November 18, 2004, the Company issued a press release announcing Mr. Wolter’s appointment. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits
	Exhibit No.	Description
	99.1	Press release dated November 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ PAUL E. FREIMAN
Paul E. Freiman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 18, 2004.